Exhibit 99.1

Bitstream Inc. Agrees to Sell Font Business to Monotype Imaging;

Files Registration Statement for Spin-Off of Non-Font Business

Marlborough, MA—November 10, 2011. Bitstream Inc. (NASDAQ: BITS) today announced that it has entered into a definitive agreement to sell its font business to Monotype Imaging Holdings, Inc. (NASDAQ: TYPE) in a cash merger valued at $50 million, subject to closing adjustments. The transaction will be effected as a cash merger of a subsidiary of Monotype Imaging into Bitstream. Prior to the closing of the merger, Bitstream will distribute to Bitstream shareholders shares of a newly-formed company, Marlborough Software Development Holdings Inc. (“MSDH”), that was formed to hold all of Bitstream’s non-font assets, including the Pageflex business and Bolt browser technology. MSDH will also assume certain liabilities from Bitstream, primarily those related to the non-font assets.

Commenting on these developments, Bitstream’s chairman and interim CEO, Amos Kaminsky, stated “We are pleased with the developments announced today. We believe these proposed transactions will provide Bitstream shareholders with significant cash proceeds by monetizing Bitstream’s legacy font business for an amount which represents most of Bitstream’s current market capitalization, while providing shareholders with continuing “pure play” ownership of Bitstream’s Pageflex business and Bolt technology.”

Kaminsky added, “The board of Bitstream has named Pinhas Romik, who is currently the General Manager of the Bitstream Pageflex business, to serve as the CEO of MSDH effective immediately. Pinhas has been manager of our Pageflex division with responsibilities for the integration of the iWay acquisition, as well as helping foster significant relationships such as the one we have recently established with Heidelberg. It is logical for Pinhas to serve as the Chief Executive Officer of MSDH and to continue to serve in that role should the spin-off occur.”

Mr. Romik stated, “I want to thank the current board members of Bitstream for their support. I continue to be excited by the opportunities for Pageflex as a leader in the print and marketing automation tools business. I am also excited about opportunities to extend the reach of our Bolt browser technology.

Mr. Kaminsky noted that, “In the event the spin-off occurs, the board of MSDH will be comprised of Jon Kagan, Mel Keating, myself, and Raul Martynek, who will serve as Chairman of the Board. This will ensure consistency at both the management and board levels.” Messrs. Kagan, Keating, and Martynek joined the Bitstream board in the first half of 2010 and since that time have been involved in all aspects of the company’s pursuit of its strategic alternatives. Mr. Kaminsky added, “We are also pleased that Bitstream’s CFO Jim Dore will act as Executive Vice President and Chief Financial Officer for MSDH and has agreed to remain in these roles following the spin-off.”

Mr. Martynek stated, “I want to thank the employees of Bitstream for their contribution to the success of the company. We are looking forward to the opportunity to grow the Pageflex business and to create additional value for its shareholders.”

Bitstream anticipates that the merger and the spin-off of MSDH will be taxable transactions to Bitstream’s shareholders. These and other considerations will be set forth in greater detail in a proxy statement to be filed with the Securities and Exchange Commission in connection with the special meeting to approve the merger transaction. The merger transaction is subject to the completion of customary closing conditions, including the consummation of the spin-off transaction, and the approval of Bitstream’s shareholders.

The spin-off transaction is subject to the effectiveness of the registration statement on Form S-1 filed today with the Securities Exchange Commission with respect to the spin-off transaction. The merger and spin-off transactions are expected to close in the first quarter of 2012.

Additional information regarding MSDH and the proposed spin-off is contained in the registration statement filed by MSDH regarding the spin-off transaction. The registration statement relating to the MSDH securities has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the MSDH securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements Disclosure

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Statements that refer to Bitstream’s or MSDH’s plans for executing the merger and spin-off, the taxable nature and timing of the merger and spin-off, and future prospects of the companies as independent companies, and the like, are forward-looking statements that reflect the Company’s current plans. We undertake no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise after the date of this document.

Additional Information about the Merger and Where to Find it

In connection with the transactions contemplated by the merger agreement, Bitstream will file a proxy statement with the SEC. Additionally, Monotype Imaging and Bitstream will file other relevant materials in connection with the proposed acquisition of Bitstream by Monotype Imaging pursuant to the terms of the merger agreement. The materials to be filed by Monotype Imaging and Bitstream with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of Bitstream are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

Bitstream and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Bitstream in connection with the merger. Information about executive officers and directors of Bitstream and their ownership of Bitstream common stock is set forth in Bitstream’s proxy statement, which was filed with the SEC on May 2, 2011 and is supplemented by other public filings made, and to be made, with the SEC. Investors and security holders may obtain additional information regarding the direct and indirect interests of Bitstream and its executive officers and directors in the merger by reading the proxy statement and the other filings and documents referred to above.

About Bitstream

Bitstream Inc. develops software technologies and applications for the graphic art and mobile communications industries. Bitstream’s award-winning fonts and font technologies enable device manufacturers and application developers to render the highest quality text in any language, on any device, at any resolution. The company’s MyFonts brand is the world’s leading provider of fonts to consumers. Bitstream’s Pageflex brand enables marketers to easily produce customized communications in print, email and online. The company’s latest offering is the BOLT mobile browser, which has been installed by millions of users worldwide since its release in February 2009. For more information visit www.bitstream.com. Additional information regarding Bitstream’s business is contained in Bitstream’s filings with the Securities and Exchange Commission, including Bitstream’s Annual Report on Form 10-K for the year ended December 31, 2010, as supplemented by Bitstream’s subsequent quarterly reports on Form 10-Q in 2011.

Investors:

James P. Dore

VP and Chief Financial Officer

Bitstream Inc.

500 Nickerson Road

Marlborough, MA 01752-4695

617-520-8377

jdore@bitstream.com

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